                            Schedule 14A Information

                 Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement            [_] Confidential, for use of the
[X]  Definitive Proxy Statement                 Commission only (as permitted
[_]  Definitive Additional Materials            by Rule 14a-6(e) (2))
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                AMEDISYS, INC.
            (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14(a-6(i) (4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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Notes:

                        [LOGO OF AMEDYSIS APPEARS HERE]

                3029 South Sherwood Forest Boulevard, Suite 300
                          Baton Rouge, Louisiana 70816
                   (225)292-2031 (phone); (225)295-9678 (fax)
                           email: joann@amedisys.com

                                  May 17, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Amedisys, Inc. to be held on Thursday, June 24, 1999 at 4:00 p.m. (CDT) at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana. We look forward to this opportunity to update you on developments at Amedisys.

  We hope you will attend the meeting in person. Whether you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided. Matters on which action will be taken at the meeting are explained in detail in the notice and proxy statement following this letter.

                                          Sincerely,

                                             [SIGNATURE OF WILLIAM F. BORNE
                                                      APPEARS HERE]

                                          William F. Borne
                                          Chief Executive Officer

                                Amedisys, Inc.
                3029 South Sherwood Forest Boulevard, Suite 300
                         Baton Rouge, Louisiana 70816

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held June 24, 1999

To the Stockholders of Amedisys, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amedisys, Inc. (the "Company") will be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana at 4:00 p.m., central daylight time, on Thursday, June 24, 1999, for the following purposes:

    1. To elect five directors to serve until the next annual meeting of stockholders of the Company and until their successors have been duly elected and qualified;

    2. To ratify the selection of Arthur Andersen LLP and Hannis T. Bourgeois & Co., LLP as independent public accountants of the Company for the fiscal year ending December 31, 1999.

    3. To consider and act upon a proposal to transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on April 28, 1999, are entitled to notice of and to vote at the meeting, or any adjournment thereof.

  Stockholders unable to attend the Annual Meeting in person are requested to read the enclosed Proxy Statement and then complete and deposit the Proxy together with the power of attorney or other authority, if any, under which it was signed, or a notarized certified copy thereof, with the Company's transfer agent, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Annual Meeting or adjournment thereof or with the chairman of the Annual Meeting prior to the commencement thereof. Unregistered stockholders who received the Proxy through an intermediary must deliver the Proxy in accordance with the instructions given by such intermediary.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [SIGNATURE OF WILLIAM F. BORNE
                                          APPEARS HERE]

                                          William F. Borne, Chief Executive
                                           Officer

                                 May 17, 1999

  THE PROXY STATEMENT WHICH ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS CONTAINS MATERIAL INFORMATION CONCERNING THE MATTERS TO BE CONSIDERED AT THE MEETING, AND SHOULD BE READ IN CONJUNCTION WITH THIS NOTICE.

                                Amedisys, Inc.
                     3029 South Sherwood Forest Boulevard
                                   Suite 300
                         Baton Rouge, Louisiana 70816
                         (PRINCIPAL EXECUTIVE OFFICE)

                               ----------------

                                PROXY STATEMENT
                        Annual Meeting of Stockholders

  This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Amedisys, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana, at 4:00 p.m., central daylight time, on Thursday, June 24, 1999, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 17, 1999. All costs of soliciting proxies will be borne by the Company.

  The close of business on April 28, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 3,071,797 shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), issued and outstanding and 750,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.001 per share ("Series A Preferred Stock") issued and outstanding that were convertible into, and entitled to vote on the basis of, 1,742,160 shares of Common Stock (the "Common Stock Equivalents"). Each share of Common Stock or Common Stock Equivalent is entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock and Common Stock Equivalents on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted towards a quorum. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented by proxy. At any such adjourned Annual Meeting at which a quorum is present or represented by proxy, any business may be transacted that might have been transacted at the original Annual Meeting.

  With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders may not cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of Items 2 and 3. Abstentions will have the same effect as a vote against a proposal.

  Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors, the ratification of auditors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for "non-discretionary" items without specific instructions from the beneficial owners. Under applicable Delaware law, broker non-votes will have no effect on any of the proposals.

  All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Annual Meeting in accordance with the directions set forth on such proxies. IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, (ii) FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS, AND (iii) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by one of the following methods: (a) the execution and submission of a revised proxy, (b) written notice to the Secretary of the Company or (c) voting in person at the Annual Meeting.

                                 ANNUAL REPORT

  A copy of the Company's 1998 Annual Report to Stockholders is being mailed with this Proxy Statement. The Annual Report does not form any part of the material for solicitation of proxies.

  The Company will provide, without charge, a copy of its Annual Report on Form 10-K, including financial statements and exhibits thereto, upon written request to Joann Rushing, Assistant Secretary of the Company, at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana 70816. The Company's fax number is (225)295-9678 and email address is joann@amedisys.com.

                                    ITEM 1
                             ELECTION OF DIRECTORS

Director Nominees

  The directors are elected annually by the stockholders of the Company. The Bylaws of the Company provide that the number of directors will be determined by the Board of Directors, but shall not be less than three. The stockholders will elect five directors for the coming year. All of the nominees presently serve as directors of the Company.

  Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such person(s) as may be nominated by the Board of Directors.

  William F. Borne (age 41). Mr. Borne founded the Company, a healthcare company, in 1982 and has served as chief executive officer and a director since that time. In 1988, Mr. Borne also founded and served as president and chief executive officer of Amedisys Specialized Medical Services, Inc., a wholly-owned subsidiary of the Company engaged in the provision of home healthcare services, until June 1993. Mr. Borne also founded and served as chief executive officer of Amedisys Staffing Services, Inc. and Amedisys Nursing Services, Inc., each a wholly-owned subsidiary of the Company engaged in the provision of supplemental staffing.

  Ronald A. LaBorde (age 42). Mr. LaBorde has been a director of the Company since 1997. Since 1995, Mr. LaBorde has served as the president and chief executive officer of Piccadilly Cafeterias, Inc. ("Piccadilly"), a retail restaurant business. Mr. LaBorde has been a member of the Piccadilly board of directors since 1992. Prior to 1995, Mr. LaBorde held various executive positions with Piccadilly including executive vice president and chief financial officer from 1992 to 1995, executive vice president, corporate secretary and controller, from 1986 to 1992 and vice president and assistant controller from 1982 to 1986. Mr. LaBorde is a certified public accountant.

  Jake Netterville (age 61). Mr. Netterville has been a director of the Company since 1997. Mr. Netterville is the managing director of Postlethwaite & Netterville, A Professional Accounting Corporation, one of the largest privately held accounting firms in Louisiana. Mr. Netterville has held that position since 1977. Mr. Netterville is a certified public accountant and has served as chairman of the board of the American Institute of CPAs ("AICPA"), the highest national office in the accounting profession. Mr. Netterville is a permanent member of the AICPA's Governing Council. Mr. Netterville serves as a member of the board of directors of the Wall Street Deli, a Nasdaq listed company, and Catalyst Vidalia Corporation. Mr. Netterville holds a B.S. in accounting from Louisiana State University.

  David R. Pitts (age 59). Mr. Pitts has been a director of the Company since 1997. Mr. Pitts is the president and chief executive officer of Pitts Management Associates, Inc., a national hospital and healthcare consulting firm. Mr. Pitts has over thirty-five years experience in hospital operations, healthcare planning and multi-
 institutional organization, and has served in executive capacities in a number of hospitals, multi-hospital systems, and medical schools. Since 1984, Mr. Pitts has served as president and chief executive officer of HSLI, Inc., a company managing self-insured trusts and providing insurance consulting services to corporations. Mr. Pitts serves as a director of Union Planters Bank of Louisiana. Mr. Pitts holds a B.S. degree in management and economics at Ohio State University and Masters degrees in both hospital administration and public administration at the University of Minnesota.

  Peter F. Ricchiuti (age 42). Mr. Ricchiuti has been a director of the Company since 1997. Mr. Ricchiuti has been Assistant Dean and Director of Research at Tulane University's A. B. Freeman School of Business since 1993, and an adjunct professor of finance at Tulane since 1986. From 1993 to 1996, Mr. Ricchiuti was the assistant dean and director of Career Development and Placement at the A. B. Freeman School of Business at Tulane. From 1988 to 1993, Mr. Ricchiuti was assistant state treasurer and chief investment officer for the Department of the Treasury, State of Louisiana. Mr. Ricchiuti is a member of the board of trustee for WYES-TV, the public broadcasting station in New Orleans, Louisiana. Mr. Ricchiuti holds a B.S. degree from Babson College and a MBA from the University of New Orleans.

Board of Directors, Committees and Meetings

  The Board of Directors held eleven (11) meetings in 1998, and each director of the Company attended at least 75% of all Board meetings. The Company maintains Audit and Compensation Committees and each committee member attended each committee meeting. Both committees are comprised solely of outside directors.

  The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee is comprised of Jake L. Netterville and Ronald
A. LaBorde. The committee met once during the last fiscal year.

  The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee is comprised of Peter
F. Ricchiuti and David R. Pitts. The committee met once during the last fiscal year.

  The Board of Directors currently has no nominating committee or a committee performing a similar function.

Director's Fees

  Each director receives $1,000 per month for the 1999 to 2000 Board term of office. Each director is also eligible to receive stock options from the Company's Director's Stock Option Plan. The Company will offer the 1999 to 2000 Directors options from the Company's Director's Stock Option Pool, as determined by the Compensation Committee. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending such meetings. All directors reside in Baton Rouge, Louisiana except for Mr. Ricchiuti who resides in New Orleans, Louisiana.

Compliance with Section 16(A) of the Exchange Act

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company, the Company believes that the directors, executive officers, and greater than ten percent beneficial owners complied with all applicable filing requirements during the fiscal year ended December 31, 1998.

  THE BOARD OF DIRECTORS HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES CAST BY THE HOLDERS OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS.

                                    ITEM 2
                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors wishes to obtain from the stockholders a ratification of the Board's action in appointing Arthur Andersen LLP and Hannis T. Bourgeois & Co., LLP, as independent public accountants of the Company, for the fiscal year ending December 31, 1999. The engagement of Arthur Andersen LLP and Hannis T. Bourgeois & Co., LLP for audit services has been approved by the Board of Directors. Representatives from each firm are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

  In the event the appointment of Arthur Andersen LLP and Hannis T. Bourgeois & Co., LLP, as the Company's independent public accountants for fiscal year 1999 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, it is contemplated that the appointment for the fiscal year 1999 will be permitted to stand unless the Board finds other good reason for making a change.

  THE BOARD OF DIRECTORS HAS APPROVED THE APPOINTMENT OF ARTHUR ANDERSEN LLP AND HANNIS T. BOURGEOIS & CO. LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999 AND UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF SUCH APPOINTMENT. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

                   Name            Age Capacity
                   ----            --- --------
         William F. Borne(1)......  42 Chief Executive Officer, President
         Larry R. Graham, CPA.....  33 Chief Operating Officer, Treasurer
         Michael D. Lutgring, JD..  29 General Counsel and Secretary

--------
(1) Biographical information with respect to this officer was previously described in Item 1.

  Larry R. Graham, CPA was promoted to Chief Operating Officer in January 1999. Mr. Graham joined Amedisys in April 1996 as Vice President of Finance where he was instrumental in modifying the budget process to conform with business unit and Company goals. In January of 1998, he was promoted to Senior Vice President of Operations during which time he worked with operational presidents to initiate additional financial reporting systems to support management objectives. From 1993 to 1996, he served as Director of Financial Services at General Health Systems, a regional multi-faceted health care system in Baton Rouge, where he was responsible for the financial reporting systems. From 1989 to 1993, he was a Senior Accountant for Arthur Andersen. Mr. Graham received a Bachelor of Science degree in Business Administration from the University of Southern Mississippi.

  Michael D. Lutgring, JD was named general counsel in 1997. Previously, he was the principal in the private practice of the Law Offices of Michael D. Lutgring where his areas of practice included health care law, commercial litigation, real estate law and business transactions. He graduated in 1996 with a Juris Doctorate Degree from the Louisiana State University Paul M. Hebert Law Center.

  There is no family relationship between or among any executive officers, directors, and director nominees.

                                STOCK OWNERSHIP

  The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock as of April 28, 1999 by (i) each person known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors and director nominees, (iii) each named executive officer, and (iv) all directors and executive officers of the Company as a group.

                                                  Shares of
                                                 Common Stock
                                                  and nature
                                                      of
                                                  beneficial     Percent of
              Name and Address(1)                 ownership    Voting Power(2)
              -------------------                ------------  ---------------
Terra Healthy Living, Ltd. .....................   882,694(3)       17.53%
William F. Borne................................   455,534(4)        9.05%
David Pitts.....................................     5,000              *
Larry R. Graham.................................     7,016(5)           *
Peter F. Ricchiuti..............................     2,000              *
Ronald A. LaBorde...............................     2,000              *
Jake Netterville................................     2,000              *
Michael D. Lutgring.............................       793              *
All officers and directors as a group (7
 persons).......................................   474,343(6)        9.42%

--------
 (*)  Less than one percent.
 (1) Each address is the Company, except for (i) Terra Healthy Living, Ltd., at Bahnhofstrasse, 8010 Zurich, Switzerland, (ii) David Pitts, at 7946 Goodwood Boulevard, Baton Rouge, LA 70806, and (iii) Peter F. Ricchiuti, Associate Dean, Director of Research, A.B. Freeman School of Business, Tulane University, New Orleans, LA 70118.
 (2)  Includes Common Stock and Common Stock equivalents.
 (3) Includes 882,694 shares of Company Common Stock underlying 380,000 shares series A preferred stock.
 (4)  Includes options to purchase 49,600 shares of Common Stock.
 (5)  Includes options to purchase 7,016 shares of Common Stock.
 (6)  Includes options to purchase 60,944 shares of Common Stock.

  All shares are individually owned unless otherwise indicated.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information regarding compensation paid by the Company to the Chief Executive Officer and for all other executive officers whose total annual salary and bonus exceeded $100,000 during 1998. The Company maintains a life insurance policy on Mr. Borne. This policy is pledged as collateral for a bank loan of the Company. The named executive officers received perquisites and other personal benefits in amounts less than 10% of their total annual salary and bonus.

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                 Long-Term
                                     Annual Compensation        Compensation
                              --------------------------------- ------------
                                                 Other Annual                 All Other
                         Year  Salary    Bonus  Compensation(1)   Options    Compensation
                         ---- --------- ------- --------------- ------------ ------------
William F. Borne........ 1998 $ 236,150 $     0     $2,781              0         --
Chief Executive Officer  1997   190,000  20,000      1,987         34,525         --
                         1996   153,771  20,000         --         35,000         --
James P. Cefaratti...... 1998 $ 228,481 $     0     $2,649             --         --
President/Chief          1997    87,243  12,500          0        125,000         --
 Operating Officer
Lynne Shackelford-
 Bernhard(2)............ 1998 $ 110,282 $ 1,623     $1,945              0         --
President,               1997   100,000  43,649      3,450         14,644         --
Amedisys Resource        1996    90,645  17,500         --         18,500         --
 Management
Mitchel G. Morel........ 1998 $ 139,697 $     0     $1,432              0         --
Chief Financial Officer  1997   100,000  12,500      1,000         24,128         --
                         1996    87,698  17,500         --         18,500         --
Charles M. McCall(2).... 1998 $  77,657 $     0     $    0              0         --
President, Staffing and  1997    82,812  33,203      4,501         13,612         --
Patient Care Services    1996    75,071   5,525         --          9,500         --

--------
(1) Comprised solely of a car allowance.
(2) Ms. Shackelford-Bernhard and Mr. McCall were executive officers for the fiscal year ended December 31, 1997. In April 1998, the board of directors appointed new executive officers and declined to appoint Ms. Shackelford-Bernhard and Mr. McCall as executive officers. Mr. Cefaratti's relationship with the Company was terminated in November 1998. Mrs. Bernhard and Mr. Morel resigned as officers in March 1999 to pursue other interests.

Employment Agreements

  Except for Mr. Borne, none of the officers of the company is subject to an employment agreement. Mr. Borne entered into an employment agreement with the Company effective January 1, 1999 with a term through December 31, 2003 which provides for successive one-year renewals unless either party gives 30-day written notice of its election not to renew prior to the expiration of the term. The agreement provides for a base salary of $250,000 annually, with yearly cash increases, and an annual bonus up to 100% of the base salary for the applicable year if the Company's operating income (loss) equals or exceed the Company's budgeted projection for such year as approved by the Board of Directors.

Terminated Employment Agreements

  Effective January 1998, Mr. Cefaratti entered into an employment agreement with the company for the position of President/Chief Operating Officer.

  Mr. Cefaratti's employment with the Company was terminated November 13, 1998. Mr. Cefaratti's employment contract, if fully implemented could provide severance benefits to him which would be valued in excess of $100,000. The Company and Mr. Cefaratti are currently involved in litigation regarding Mr. Cefaratti's employment with the Company, as well as, Mr. Cefaratti's severance package.

Stock Options

  The Company's Stock Option Plan ("Plan") provides for the issuance of an aggregate of 1,000,000 shares of Common Stock upon exercise of options granted pursuant to such Plan. As of December 31, 1998, options to purchase an aggregate of 462,051 shares were outstanding under the Plan.

                           1998 Stock Option Grants

                                                                         Potential Realizable
                                                                           Value at Assumed
                                   Percent of                            Annual Rates of Stock
                                     Total     Exercise                 Price Appreciation for
                         Options    Options     Price                         Option Term
                         Granted    Granted      (Per                   ----------------------
          Name           (Shares) To Employees  Share)  Expiration Date     5%          10%
          ----           -------- ------------ -------- --------------- ----------- -----------
William F. Borne........    --         --         --           --              --          --
Larry R. Graham.........    --         --         --           --              --          --
Michael D. Lutgring.....    --         --         --           --              --          --

                      Aggregated Option Exercises in 1998
                          and Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                           Shares                      Options           In-the-Money Options(*)
                          Acquired    Value   ------------------------- -------------------------
          Name           on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
William F. Borne........      --        --      26,425       46,330         $ 0          $ 0
Larry R. Graham.........      --        --       7,016            0         $ 0          $ 0
Michael D. Lutgring.....      --        --          --           --         $ 0          $ 0

--------
(*) Computed based on the differences between the fair market value and aggregate exercise prices.

Certain Transactions

  In March 1998, the Company completed a Private Placement of 750,000 shares of Series A Preferred Stock ("Preferred Shares") to accredited investors at a purchase price of $10.00 per share ("Private Placement") in reliance upon an exemption from registration under the Securities Act of 1933. Currently, the Company is in the process of repricing the conversion rate of the Preferred Shares transferred pursuant to the Private Placement from $4.625 to $3.00. In return, the preferred shareholders would agree that the Preferred Shares transferred pursuant to the Private Placement would remain restricted shares until December 31, 1999.

  In connection with the private placement, Terra Health Living, Ltd. purchased 380,000 shares of Series A Preferred Stock, which is currently convertible into 1,266,667 shares of common stock. Terra Healthy Living, Ltd, is only affiliated to the company through its stock ownership.

  Notes receivable from related parties consisted of receivables from an internal medicine clinic totaling approximately $89,000 and $150,000 at December 31, 1998 and 1997, respectively. Subsequent to December 31, 1998, the amounts due from the internal medicine clinic were collected. The Company forgave a note receivable in 1998 due from the Chief Executive Officer of approximately $64,000.

  Notes Payable to related parties at December 31, 1998 and 1997 ($45,000) consists of unsecured notes to certain stockholders of the Company that are due on demand and bear interest at rates from 0%--12%. The fair value of these notes approximates the recorded balance due to the short-term nature of the notes.

Report of the Compensation Committee

  The Company's executive compensation is supervised by the Compensation Committee of the Board of Directors. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

  The Company seeks to provide an overall level of compensation to the Company's executives that is competitive within the healthcare industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance, as well as, an individual performance. The Compensation Committee will exercise its discretion to set compensation where is its judgment external, internal or individual circumstances warrant it.

  In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options.

 Base Salary

  Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases, the Compensation Committee also takes into account individual experience and performance.

 Annual Incentive Compensation

  The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses.

 Other Compensation

  In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans. Executive officer participation in various clubs, organizations and associations may also be funded by the Company.

 Long-Term Incentive Compensation

  The Company provides long-term incentive compensation through its stock plan. The number of shares covered by any grant is generally determined by the then-current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

 Chief Executive Officer Compensation

  Mr. Borne has served as chief executive officer since 1982. Mr. Borne's annual base salary for 1999 is $250,000 pursuant to his employment agreement described herein. Mr. Borne's salary is set generally to be competitive in relation to the salary levels of executive officers in other companies within the healthcare industry or other companies of comparable size, taking into consideration the positions complexity, responsibility and need for special expertise.

  The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is effected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

                                          Compensation Committee:
                                          Peter F. Ricchiuti
                                          David R. Pitts

                         Stock Price Performance Graph

  The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the five-year period ending December 31, 1998, with the cumulative total return on the NASDAQ Composite index and a peer-group index over the same period (assuming the investment of $100 in the Company's Common Stock, The NASDAQ Composite index and the peer group). The peer group selected by the Company includes: the Company, Healthcor Holdings, National Home Health Care, Transworld Healthcare, NuMed Home Health Care, and In Home Health, Inc.


                                [INSERT GRAPH]

                                                                 Peer   NASDAQ
                                                        Amedisys Group Composite
                                                        -------- ----- ---------
      12-31-93.........................................   $100   $100    $100
      12-31-94.........................................    100     93      97
      12-31-95.........................................    125     77     135
      12-31-96.........................................    104     73     166
      12-31-97.........................................     64     45     202
      12-31-98.........................................     41     26     282

                             COST OF SOLICITATION

  The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of the Company in person or by telephone or other means of communication. The directors, officers and employees of the company will not be compensated additionally for the solicitation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock, and the Company will reimburse such brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                                 OTHER MATTERS

  Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the 2000 Annual Meeting must be received by the Company no later than March 1, 2000 in order to have them included in the proxy statement and form of proxy relating to that meeting. Any proposal received by the Company after March 1, 2000 will not be included in the registrant's 2000 Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                             [SIGNATURE OF WILLIAM F. BORNE
                                                      APPEARS HERE]
                                          William F. Borne, Chief Executive
                                           Officer

May 17, 1999

                                 Amedisys, Inc.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 June 24, 1999

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

  The undersigned stockholder of AMEDISYS, INC. (the "Company") hereby appoints William F. Borne and Michael D. Lutgring, the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys corporate offices located at 3029 South Sherwood Forest Boulevard, Suite 300, Baton Rouge, Louisiana on Thursday, June 24, 1999 at 4:00 p.m. (CDT), and any and all adjournments thereof, with all of the powers which the undersigned would possess if personally present, for the following purposes:


1. To elect five Directors.                                                            For             Withhold
                                                                                       ---             --------
                                                            William F. Borne           [_]               [_]
                                                            Ronald A. LaBorde          [_]               [_]
                                                            Jake L. Netterville        [_]               [_]
                                                            David R. Pitts             [_]               [_]
                                                            Peter F. Ricchiuti         [_]               [_]


2. To ratify the selection of Arthur                        For               Against                         Abstain
   Andersen LLP and Hannis T. Bourgeois &                   ---               -------                         -------
   Co., LLP as independent public                           [_]                 [_]                             [_]
   accountants of the Company for the fiscal
   year ending December 31, 1999.


3. The proxies are authorized to vote as                    For               Against                         Abstain
   they determine in their discretion upon                  ---               -------                         -------
   such other matters as may properly come                  [_]                 [_]                             [_]
   before the meeting.






This Proxy will be voted for the choices specified. If no choice is specified for Items 1, 2 and 3 this Proxy will be voted FOR these items.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 17, 1999.

                                       DATED:__________________________________

                                       ________________________________________
                                       [Signature]

                                       ________________________________________
                                       [Signature if jointly held]

                                       ________________________________________
                                       [Printed Name]

                                       Please sign exactly as name appears on
                                       stock certificate(s). Joint owners
                                       should each sign. Trustees and others
                                       acting in a representative capacity
                                       should indicate the capacity in which
                                       they sign.


 PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.